SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     Friedman, Billings, Ramsey Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


              Virginia                                          541837743
    (State or Other Jurisdiction                             (I.R.S. Employer
  of Incorporation or Organization)                       Identification Number)

         1001 19th Street N.                                      22209
         Arlington, Virginia                                    (Zip Code)
   (Address of Principal Executive
              Offices)

                        FBR Stock Purchase and Loan Plan
                            (Full Title of the Plan)

                            William J. Ginivan, Esq.
                  Senior Vice President and Chief Legal Officer
                     Friedman, Billings, Ramsey Group, Inc.
                               1001 19th Street N.
                            Arlington, Virginia 22209
                     (Name and Address of Agent for Service)
                                 (703) 469-1040
          (Telephone Number, Including Area Code, of Agent for Service)

---------------------------------------------------------------------------------------- --------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
                          Proposed Maximum     Proposed Maximum
 Title of Securities        Amount to be      Offering Price Per    Aggregate Offering        Amount of
   to be Registered          Registered              Share                Price           Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

Class A Common Stock,
par value $.01 per           2,000,000              $5.76 (1)         $11,520,000 (1)         $2,880
share
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 19, 2001, which was $5.76.

                                EXPLANATORY NOTE

     This  Registration  Statement  on Form  S-8 is  being  filed  by  Friedman,
Billings, Ramsey Group, Inc., a Virginia corporation (the "Registrant"), relating to 2,000,000 shares of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), which may be offered and sold pursuant to the FBR Stock Purchase and Loan Plan (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
         Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 2, 2001;

(2)      The Registrant's Current Report on Form 8-K filed April 27, 2001;

(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001;

(4) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 19, 1997, including any amendments to such Registration Statement hereafter filed; and

(5) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that the facts then known would not preclude indemnification. In a proceeding by or in the right of the corporation, no indemnification may be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, except that a court may order indemnification to the extent of the director's or officer's reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or by any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

     The Articles of Incorporation of the undersigned Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following signatures.

Item 9.  Undertakings.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933, as amended
(the "Securities Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on this 25th day of June, 2001.

                     Friedman, Billings, Ramsey Group, Inc.



                                     By:       /s/ Emanuel J. Friedman
                                               ------------------------
                                                   Emanuel J. Friedman
                                         Chairman and Co-Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Emanuel J. Friedman and Robert S. Smith his true and lawful attorney-in-fact and agent, with full power of substitution, for him in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments, and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                          Date


                                    Director, Chairman and         June 25, 2001
/s/ Emanuel J. Friedman           Co-Chief Executive Officer
-----------------------
Emanuel J. Friedman             (Principal Executive Officer)

                                 Director, Vice Chairman and       June 25, 2001
/s/ Eric F. Billings              Co-Chief Executive Officer
--------------------
Eric F. Billings                (Principal Executive Officer)

                                   Director, President and         June 25, 2001
/s/ W. Russell Ramsey              Co-Chief Executive Officer
---------------------
W. Russell Ramsey               (Principal Executive Officer)

                                           Director                June 25, 2001
/s/ Mark R. Warner
------------------
Mark R. Warner

                                           Director                June 25, 2001
/s/ Daniel J. Altobello
-----------------------
Daniel J. Altobello

                            Chief Financial Officer and Treasurer  June 25, 2001
/s/ Kurt R. Harrington         (Principal Financial Officer and
----------------------          Principal Accounting Officer)
Kurt R. Harrington


                                  EXHIBIT INDEX

Exhibit  Description
Number

5        Opinion of William J. Ginivan, Esq.
23.1     Consent of Arthur Andersen LLP
23.2     Consent of William J. Ginivan, Esq. (filed as part of Exhibit 5)
24       Power of Attorney (included on signature page)